UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 18, 2005 (February 17, 2005)

Advanced Neuromodulation Systems, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-10521	75-1646002

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Preston Road
Plano, Texas 75024
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 309-8000

Item 8.01 “Other Events”.
SIGNATURES
INDEX TO EXHIBITS
Press Release

Item 8.01 “Other Events”.

     On February 14, 15, 16 and 17, 2005, Advanced Neuromodulation Systems, Inc. (the “Company”), through its wholly-owned subsidiary, SPAC Acquisition Corp., sold all of the 3.5 million shares of the common stock of Cyberonics, Inc. held by the Company. All 3.5 million shares were sold in open market transactions. The common stock of Cyberonics, Inc. had previously been acquired by the Company on August 12 and 13, 2004. Gross proceeds from the sale were approximately $135,290,000 and the Company expects to have a pre-tax gain of approximately $85,200,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated: February 18, 2005

ADVANCED NEUROMODULATION SYSTEMS, INC.
By:	/s/ F. Robert Merrill III
	Name:	F. Robert Merrill III
	Title:	Executive Vice President, Finance, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release dated February 18, 2005 (This press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act)